EXHIBIT 10.11

CONFIDENTIAL
EXECUTION VERSION

Patent License Agreement

This Patent License Agreement ("Agreement") is made this December 31, 2014 (the "Effective Date"), by and between Pioneer Hi-Bred International, Inc., an Iowa corporation, with headquarters at 7100 NW 62nd Avenue, P.O. Box 1014, Johnston, Iowa 50131-1014, US (hereafter "Pioneer") and S&W Seed Company, a Nevada corporation, with headquarters at 25552 South Butte Avenue, Five Points, California 93624 (hereafter "Licensee"). Licensee or Pioneer, a "Party", and jointly, the "Parties".

Recitals

  WHEREAS, Pioneer and Licensee are parties to that certain Asset Purchase and Sale Agreement dated December 19, 2014 (the "APSA"), pursuant to which Licensee and/or its Affiliates purchased or licensed from Pioneer and/or its Affiliates, and Pioneer and/or its Affiliates sold or licensed to Licensee and/or its Affiliates, certain assets associated with the development of specified commercial alfalfa seed, as provided therein.

  Pioneer non-exclusively owns certain Patent Rights related to a seed coating treatment, as defined herein, which were developed by inventors John M. Lyons, Richard L. Long and G. Edwin Burgess. John M. Lyons and G. Edwin Burgess each assigned their rights in the invention subject to the Patent Rights to Pioneer on January 6, 1998 and January 7, 1998, respectively, and the assignment was recorded at the USPTO on April 29, 1999, at Reel/Frame 010006/0343. Richard L. Long assigned his rights in the invention subject to the Patent Rights to Coating Machinery Systems, Inc. on January 6, 1998, and the assignment was recorded at the USPTO on April 29, 1999, at Reel/Frame 010006/0303.

  Licensee wishes to obtain a license from Pioneer under Patent Rights to manufacture, have manufactured and use the seed coating treatment, and Pioneer is willing to provide such rights to Licensee.

  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the APSA.

NOW, THEREFORE, in consideration of the mutual covenants and promised herein contained, the Parties agree as follows:

Article 1 - Definitions

1.1   "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such first Person, (b) any officer, director, general partner, member or trustee of such Person or (c) any Person who is an officer, director, general partner, member or trustee of any Person described in clause (a) or (b) of this sentence. For purposes of this definition, the terms "control," "controlling," "controlled by" or

"under common control with" shall mean the possession, direct or indirect, of the power to control the management of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, an entity shall not be deemed an Affiliate of a Person if the Person does not control such entity, irrespective of whether the Person owns fifty percent (50%) or more of such entity's shares of capital stock, limited liability company interests or other equity interests.

1.2   "APSA" is defined in the Recitals.

1.3   "Licensed Field" means a seed coating for alfalfa seed.

1.4   "Licensed Product" means any seed coating for alfalfa seeds produced and used by or behalf of Licensee or its Affiliates which is covered by an issued, valid, unexpired and unabandoned claim in Patent Rights pursuant to this agreement.

1.5   "License Term" is defined in Section 4.2.

1.6   "Licensed Territory" means the United States.

1.7   "Patent Rights" means Pioneer's rights claimed in United States Patent Number 6,202,346, which has a 20 year term from the patent's effective filing date of October 30, 1997 (expiration date October 30, 2017).

1.8   "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

Article 2: Rights Granted to Licensee

2.1   Subject to the terms of this Agreement, Pioneer hereby grants to Licensee and its Affiliates, and Licensee hereby accepts and accepts on behalf of its Affiliates, during the License Term, a royalty-free, non-exclusive license, with the right to grant sublicenses, in the Licensed Field, to make, have made, use, sell, offer to sell, import, export, transfer, distribute or otherwise dispose of coated alfalfa seed, which coating is a Licensed Product, in the Licensed Territory. For clarity, no rights are granted for non-alfalfa seed.

2.2   The rights acquired herein by Licensee are transferable.

2.3   The scope of the license in Section 2.1 is strictly limited to the grant therein. Licensee agrees not to use any of the rights granted in Section 2.1 for any other purpose.

2.4   Pioneer covenants and agrees that it shall not, during the License Term, license the Patent Rights to any Person (other than Pioneer's Affiliates) within the Licensed Field in the Licensed Territory.

Article 3: Representations and Warranties

Pioneer hereby represents and warrants to Licensee that as of the date of this Agreement, to Pioneer's knowledge:

(a) no written claim or demand of any Person has been made nor is there any Proceeding that is pending or Threatened that challenges the rights of Pioneer or its Affiliates in respect of the Patent Rights;

(b) none of the Patent Rights are subject to any outstanding Order or stipulation by or with any Governmental Body; and

(c) none of the Patent Rights have been adjudged invalid or unenforceable in whole or part.

Article 4: Term and Termination

4.1 Subject to the provisions in the APSA, this Agreement may not otherwise be terminated by either Party.

4.2 This Agreement expires upon expiration of United States Patent Number 6,202,346 as provided in the Patent Rights (the "License Term").

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

PIONEER:
PIONEER HI-BRED INTERNATIONAL, INC.

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________

LICENSEE:
S&W Seed Company

By:	_________________________________________
Name:	_________________________________________
Title:	_________________________________________